UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011 (February 17, 2011)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2011, Cell Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Initial Purchaser”) pursuant to which the Company agreed to issue to the Initial Purchaser in a registered offering (i) up to 24,957 shares of the Company’s Series 10 Non-Convertible Preferred Stock, no par value per share (the “Series 10 Preferred Stock”), (ii) warrants (the “Warrants”) to purchase up to approximately 25.9 million shares of the Company’s common stock (the “Common Stock”), and (iii) an additional investment right (the “Additional Investment Right”) to purchase up to 24,957 shares of the Company’s Series 11 Convertible Preferred Stock, no par value per share (the “Series 11 Preferred Stock”), for an aggregate offering price of approximately $25.0 million (the “Offering”). The closing of the Offering is subject to certain conditions as described more fully below. A copy of the form of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The shares of Series 10 Preferred Stock will accrue annual dividends at the rate of 10% from the date of issuance, payable in the form of additional shares of Series 10 Preferred Stock. The shares of Series 10 Preferred Stock will be redeemable at the option of the Company at any time after issuance, in whole or in part, either in cash or by offset against recourse notes fully secured with marketable securities (“Notes”), which may be issued by the Initial Purchaser to the Company in connection with the exercise of the Warrants and the Additional Investment Right. A copy of the form of the Series 10 Preferred Stock Certificate is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Each Warrant has an initial exercise price of $0.337 per share of Common Stock. The Warrants are exercisable immediately and expire two years from the date of issuance, provided that the Warrants must be exercised simultaneously with the exercise of the Additional Investment Right so that the percentage of the Warrants that have been exercised will always equal or exceed the percentage of the Additional Investment Right that has been exercised. The exercise price for the Warrants may be paid in cash or through the issuance by the Initial Purchaser to the Company of Notes. The Warrants are subject to mandatory exercise and cancellation, in whole or in part, as described more fully below. A copy of the form of the Warrants is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The Additional Investment Right has an exercise price of $1,000 per share of Series 11 Preferred Stock. The Additional Investment Right is exercisable immediately and must be exercised no later than March 19, 2011. The exercise price of the Additional Investment Right may be paid in cash or through the issuance by the Initial Purchaser to the Company of Notes. The Additional Investment Right is subject to cancellation, in whole or in part, as described more fully below.

Each share of Series 11 Preferred Stock is convertible at the option of the holder, at any time during its existence, into approximately 2,967 shares of Common Stock at a conversion price of $0.337 per share of Common Stock, for a total of approximately 74.1 million shares of Common Stock. A copy of the form of the Series 11 Preferred Stock Certificate is attached hereto as Exhibit 4.3 and incorporated herein by reference.

The closing of the issuance and sale of the Series 10 Preferred Stock is expected to occur on the 10th trading day following the date of the Purchase Agreement (the “Closing Date”), and is conditioned upon customary closing conditions and upon the closing bid price of the Common Stock remaining at or above $0.2528 during the nine trading days following the date of the Purchase Agreement. In the event that the closing bid price of the Common Stock falls below $0.2528 prior to the Closing Date (the “Early Termination Date”) and none of the Warrants or the Additional Investment Right have been exercised, the closing will be cancelled and the Warrants and the Additional Investment Right will automatically terminate on the Early Termination Date. In the event that all or any portion of the Warrants and/or the Additional Investment Right have been exercised prior to the Early Termination Date, the Company may elect to: (i) require the Initial Purchaser to purchase shares of Series 10 Preferred Stock at the closing in an amount equal to 24,957 multiplied by the larger of (a) the percentage of the Warrants so exercised and (b) the percentage of the Additional Investment Right so exercised (such larger percentage, the

“Adjustment Factor”), in which case the number of shares of Common Stock that must be purchased by the Initial Purchaser upon exercise of the Warrants and the number of shares of Series 11 Preferred Stock that must be purchased by the Initial Purchaser upon exercise of the Additional Investment Right will also be adjusted by the Adjustment Factor (with the balance of the unexercised Warrants in excess of the adjusted number of Warrants and the balance of the Additional Investment Right in excess of the adjusted number of shares of Series 11 Preferred Stock automatically terminating on the Early Termination Date); or (ii) hold the consideration received upon exercise of the Warrants and/or the Additional Investment Right and otherwise cancel the closing, in which case no shares of Series 10 Preferred Stock will be issued and the unexercised Warrants and Additional Investment Right will automatically terminate on the Early Termination Date.

In connection with the Offering, the Initial Purchaser agreed to deposit up to approximately $12.5 million of the purchase price for the shares of Series 10 Preferred Stock into an escrow account upon any exercise of the Warrants and the Additional Investment right. The amount of the purchase price to be deposited by the Initial Purchaser into the escrow account will equal $24,957,000 multiplied by the Adjustment Factor at the time of the applicable exercise of the Warrants and/or the Additional Investment Right. The funds in the escrow account will be released to the Company in connection with the closing or partial closing of the Offering. In the event that the closing is cancelled, the funds in the escrow account will be released to the Initial Purchaser.

Prior to February 24, 2011, the Initial Purchaser exercised 40% of the Warrants to purchase approximately 10.4 million shares of Common Stock and 40% of the Additional Investment Right to purchase 9,991 shares of Series 11 Preferred Stock (the “Initial Exercises”). The Initial Purchaser elected to convert all 9,991 shares of Series 11 Preferred Stock into approximately 29.6 million shares of Common Stock, for a total of approximately 40.0 million shares of Common Stock issued to the Initial Purchaser as a result of the Initial Exercises. In connection with the Initial Exercises, the Initial Purchaser deposited $9,991,000 into the escrow account described above.

The shares of Series 10 Preferred Stock, the Warrants, the Additional Investment Right, the shares of Series 11 Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Series 11 Preferred Stock, as the case may be, were offered and sold by the Company under its registration statement on Form S-3 (File No. 333-161442), as supplemented by the prospectus supplement dated February 17, 2011 and filed with the Securities and Exchange Commission on February 18, 2011.

The above descriptions of the Purchase Agreement, the Series 10 Preferred Stock, the Warrants, the Additional Investment Right and the Series 11 Preferred Stock are qualified in their entirety by reference to Exhibits 10.1, 4.1, 4.2 and 4.3 attached hereto, respectively.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the closing of the Offering, the Company expects to file Articles of Amendment (the “Series 10 Articles of Amendment”) to its Amended and Restated Articles of Incorporation (the “Amended Articles”) with the Secretary of State of the State of Washington to establish the Series 10 Preferred Stock on or prior to the Closing Date. The Series 10 Preferred Stock will be entitled to annual dividends at a rate of 10% per annum from the date of issuance, payable in the form of additional shares of Series 10 Preferred Stock. The Series 10 Preferred Stock will rank pari passu with the Company’s outstanding shares of Series 8 Non-Convertible Preferred Stock (the “Series 8 Preferred Stock”) and senior to the Series 11 Preferred Stock as to dividends. Each share of Series 10 Preferred Stock will be entitled to a liquidation preference equal to the initial stated value of $1,000 per share of Series 10 Preferred Stock, plus any accrued and unpaid dividends, before any distribution of assets may be made to holders of capital stock ranking junior to the Series 10 Preferred Stock. The Series 10 Preferred Stock will rank pari passu with the outstanding shares of Series 8 Preferred Stock and the Series 11 Preferred Stock as to liquidation. The Series 10 Preferred Stock will not be convertible into Common Stock but will be redeemable, at the Company’s option, at any time after issuance, either in cash or by offset against Notes. In the event that the Company elects to redeem shares of Series 10 Preferred Stock by offset against Notes, each share of Series 10 Preferred Stock (plus accrued dividends thereon, if any) shall be fully offset by $1,350 principal amount of Notes (plus accrued interest thereon, if any), regardless of the issuance date of the shares of Series 10 Preferred Stock and Notes. The Series 10 Preferred Stock will have no voting rights except as otherwise expressly provided in the Amended Articles or as otherwise required by law. However, so long as at least 7,986 or more originally issued shares of Series 10 Preferred Stock are outstanding, the Company cannot amend its Amended Articles, Amended and Restated Bylaws (the “Amended Bylaws”) or other charter documents so as to materially, specifically and adversely affect the rights of the Series 10 Preferred Stock or authorize or create any class of senior preferred stock, in each case without the affirmative written consent of holders of a majority of the outstanding shares of Series 10 Preferred Stock. A copy of the form of Series 10 Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The above description of the Series 10 Articles of Amendment is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

On February 18, 2011, the Company filed Articles of Amendment (the “Series 11 Articles of Amendment”) to its Amended Articles with the Secretary of State of the State of Washington to establish the Series 11 Preferred Stock. The Series 11 Preferred Stock is not entitled to dividends except to share in any dividends actually paid on the Common Stock or any pari passu or junior securities. The Series 11 Preferred Stock ranks junior to the outstanding shares of Series 8 Preferred Stock and will rank junior to the Series 10 Preferred Stock upon filing of the Series 10 Articles of Amendment as to dividends. Each share of Series 11 Preferred Stock is entitled to a liquidation preference equal to the initial stated value of $1,000 per share of Series 11 Preferred Stock, plus any accrued and unpaid dividends, before any distribution of assets may be made to holders of capital stock ranking junior to the Series 11 Preferred Stock. The Series 11 Preferred Stock ranks pari passu with the outstanding shares of Series 8 Preferred Stock and will rank pari passu with the Series 10 Preferred Stock upon filing of the Series 10 Articles of Amendment as to liquidation. The Series 11 Preferred Stock is convertible into Common Stock, at the option of the holder, at an initial conversion price of $0.337 per share of Common Stock, subject to a 9.99% blocker provision. In addition, the Series 11 Preferred Stock will automatically convert into Common Stock on the first to occur of: (i) the date on which 1,000 or less shares of Series 11 Preferred Stock remain outstanding; or (ii) the date on which the Company’s board of directors determines in good faith to do a reverse stock split with respect to the Common Stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons. In the event of automatic conversion, the blocker provision referred to above will increase to 19.99% with no further action by the holder. The Series 11 Preferred Stock has no voting rights except as otherwise expressly provided in the Amended Articles or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series 11 Preferred Stock are outstanding, the Company cannot amend its Amended Articles, Amended Bylaws or other charter documents so as to materially, specifically and adversely affect the rights of the Series 11 Preferred Stock, repay, repurchase or offer to repay or repurchase or otherwise acquire any shares of Common Stock or junior securities, except in limited circumstances, or authorize or create any class of senior preferred stock (other than the Series 10 Preferred Stock), in each case without the affirmative written consent of holders of a majority of the outstanding shares of Series 11 Preferred Stock. A copy of the Series 11 Articles of Amendment is attached hereto as Exhibit 3.2 and incorporated herein by reference. The above description of the Series 11 Articles of Amendment is qualified in its entirety by reference to Exhibit 3.2 attached hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the closing of the Offering, the Company expects to file the Series 10 Articles of Amendment on or prior to the Closing Date, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Series 10 Articles of Amendment, which are expected to be effective as of March 4, 2011, will establish and designate the Series 10 Preferred Stock and the rights, preferences and privileges thereof.

On February 18, 2011, the Company filed the Series 11 Articles of Amendment, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference. The Series 11 Articles of Amendment, which are effective as of February 18, 2011, establish and designate the Series 11 Preferred Stock and the rights, preferences and privileges thereof.

The descriptions of the Series 10 Articles of Amendment and the Series 11 Articles of Amendment contained in Item 3.03 are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, dated February 18, 2011, entitled “Cell Therapeutics, Inc. Announces Single Institutional Investor Purchases up to Approximately $25.0 Million of Non-Convertible Preferred Stock and Warrants and Additional Investment Right Exercisable at Market Price,” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

A copy of the opinion of Karr Tuttle Campbell related to the legality of the Series 10 Preferred Stock, the Warrants, the Series 11 Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Series 11 Preferred Stock is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

3.1	Form of Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc. (Series 10 Preferred Stock).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc. (Series 11 Preferred Stock).

4.1	Form of Series 10 Preferred Stock Certificate.

4.2	Form of Common Stock Purchase Warrant.

4.3	Form of Series 11 Preferred Stock Certificate.

5.1	Opinion of Karr Tuttle Campbell.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated February 18, 2011, entitled “Cell Therapeutics, Inc. Announces Single Institutional Investor Purchases up to Approximately $25.0 Million of Non-Convertible Preferred Stock and Warrants and Additional Investment Right Exercisable at Market Price.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: February 24, 2011	By:	/s/ James A. Bianco
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Form of Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc. (Series 10 Preferred Stock).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc. (Series 11 Preferred Stock).

4.1	Form of Series 10 Preferred Stock Certificate.

4.2	Form of Common Stock Purchase Warrant.

4.3	Form of Series 11 Preferred Stock Certificate.

5.1	Opinion of Karr Tuttle Campbell.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated February 18, 2011, entitled “Cell Therapeutics, Inc. Announces Single Institutional Investor Purchases up to Approximately $25.0 Million of Non-Convertible Preferred Stock and Warrants and Additional Investment Right Exercisable at Market Price.”